Exhibit 10.08

AMENDMENT NO. 1

TO

INVESTMENT SERVICES AGREEMENT

WHEREAS, MBIA Insurance Corp. of Illinois and MBIA Capital Management Corp. (formerly MBIA Securities Corp.), have entered into an Investment Services Agreement (the “Agreement”), dated January 2, 1996, and

WHEREAS, the parties have agreed to amend said Agreement;

NOW, THEREFORE, the Agreement is hereby amended as follows, effective January 1, 2003:

1. Section 8 has been replaced in its entirety with the following:

“8. Compensation of Advisor. The compensation of Advisor for its services under this Agreement shall be calculated and paid in accordance with the Schedule of Fees attached hereto as Exhibit C and incorporated herein by reference. It is intended by the parties hereto that the compensation rate set forth in the Schedule of Fees, or any subsequent amendment thereto, shall reflect Advisor’s costs in providing services to Client, pursuant to this Agreement. The Schedule of Fees will be reviewed annually and adjusted to reflect any changes in the Advisor’s costs.”

2. Section 10 has been amended to include the following sentence, as underlined below:

“10. Records. Advisor shall maintain accurate and detailed records of all transactions in connection with the Account, which shall be subject to inspection by Client upon reasonable notice during Advisor’s regular business hours. Such records and documents of the Advisor as pertaining to this Agreement shall be made available to the Director of Insurance or any applicable regulatory agency upon request. It is understood and acknowledged that such records are the property of the Company and shall be returned to the Company upon termination of this Agreement. On request, representatives of Advisor shall meet with the Client’s officers and directors and the officers and directors of the Client’s parent company to discuss investment performance and other matters relating to Advisor’s obligations under this Agreement.”

3. Exhibit C attached hereto is to be added to the Agreement.

4. All other provisions of the Agreement shall remain the same.

IN WITNESS WHEREOF, the parties have caused the signatures of their duly authorized officers to be hereto affixed this 2nd day of January, 2003.

MBIA INSURANCE CORP. OF ILLINOIS		MBIA CAPITAL MANAGEMENT CORP.

By:	/s/ Richard L. Weill	By:	/s/ Clifford D. Corso
	Name: Richard L. Weill Title: President		Name: Clifford D. Corso Title: President

EXHIBIT C

Schedule of Fees

Assets Under Management at Market Value ($ millions)	Management Fees Per Annum in Basis Points Times Assets under Management
All Assets	11.0 bp

Management fees shall be paid monthly, in arrears, based upon the average market value of the assets under management during such quarter.

“Market Value” shall be determined in accordance with Section 9 of this Agreement.